ITEX SNAPSHOT ITEX, Connect. Trade. Save. The Membership Trading CommunitySM, is the leading marketplace for cashless business transactions in North America. For more than thirty years, members have bought and sold within the community’s exclusive distribution channel by utilizing the ITEX dollar to exchange goods and services. The Marketplace is comprised of 23,500 member businesses, transacting more than $140 million in Gross Merchandise Value (GMV) during the past year. ITEX is publicly traded under the symbol “ITEX”, with cash dividends of $0.04 per share, paid quarterly during the past year. Investor Relations Member Benefits Mission Statement To establish the ITEX dollar as a widely accepted payment solution and the ITEX Marketplace as the hub for cashless business transactions. Ticker Symbol: ITEX Stock Price: $3.90 Revenue: $15,786,000 Operational Cash Flow: $ 1,892,000 Market Capitalization: $11,531,000 Shares Outstanding: 2,956,749 Fiscal Year End: July 31st NOTE: Information above as of July 31, 2012. ❑ New customers ❑ New sales ❑ 24/7 access - www.itex.com ❑ Largest trading community in North America Mission Statement To establish the ITEX dollar as a widely accepted payment solution and the ITEX Marketplace as the hub for cashless business transactions. ITEX Corporation is headquartered in Bellevue, Washington. The ITEX Marketplace processed 320,000 transactions during the past year. ITEX is a community of businesses buying and selling to one another by accepting ITEX dollars as the form of payment.